FIRST AMENDMENT TO INDEMNIFICATION LIMITATION AGREEMENT

         This First Amendment to Indemnification Limitation Agreement (the "First Amendment") is entered into effective as of May 3, 1999, by and among Nu Skin Enterprises, Inc., a Delaware corporation ("Nu Skin Enterprises"), Nu Skin United States, Inc., a Delaware corporation ("Nu Skin United States"), Nu Skin International, Inc., a Utah corporation ("Nu Skin International"), Big Planet Holdings, Inc., a Delaware corporation ("Big Planet Holdings"), Nu Skin USA, Inc., a Delaware corporation ("Nu Skin USA"), Nathan W. Ricks, an individual ("Ricks"), Kevin V. Doman, an individual ("Doman"), Richard W. King, an individual ("King"), and each of the stockholders who elected to become a party to the Indemnification Limitation Agreement (as that term is defined in Recital B below) by executing the signature page thereto (individually, a "Stockholder" and, collectively, the "Stockholders"). Ricks, Doman, and King are, collectively, referred to herein as the "Managers". Each of Nu Skin Enterprises, Nu Skin United States, Nu Skin International, Big Planet Holdings, Nu Skin USA, the Mangers, and the Stockholders is, individually, referred to herein as a "Party" and, collectively, as the "Parties." Capitalized terms used in this First Amendment but not defined herein are deemed to have the meanings ascribed to them in the Indemnification Limitation Agreement.

                                    RECITALS

         A. WHEREAS, Nu Skin Enterprises, Nu Skin United States, and Nu Skin USA entered into an Asset Purchase Agreement dated effective as of March 8, 1999 (the "Asset Purchase Agreement");

         B. WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement, the Parties entered into an Indemnification Limitation Agreement dated effective as of March 8, 1999 (the "Indemnification Limitation Agreement");

         C. WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement, Nu Skin Enterprises, Nu Skin USA, the Stockholders, and U.S. Bank National Association, a national banking association, entered into an Escrow Agreement dated effective as of March 8, 1999 (the "Escrow Agreement");

         D. WHEREAS, as set forth in Section 8.12 of the Escrow Agreement, each of the Stockholders appointed each of Keith R. Halls and Steven J. Lund as their legal representatives and attorneys-in-fact, and authorized each such Stockholder Representative (as that term is defined in the Escrow Agreement) to, among other things, execute all documents, instruments, and papers in such Stockholder's name, place, and stead to, among other things, amend any of the ancillary documents, instruments, and agreements prepared and entered into in connection with the Escrow (as that term is defined in the Escrow Agreement) or the Escrow Agreement;

         E. WHEREAS, the Parties now desire to amend Section 1.1(a) of the Indemnification Limitation Agreement to increase the basket amount provided for therein, to add a new clause (iv), to add a new clause (c), to provide for Stockholder indemnification for Big Planet, Inc. Corporate Tax Liability, and to clarify certain matters related to indemnification;

         F. WHEREAS, the Parties also desire to amend Section 1.2 of the Indemnification Limitation Agreement in its entirety, as set forth herein;

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         G. WHEREAS,  the Parties  further  desire to amend Section 1.2.2 of the
Indemnification Limitation Agreement to correct a typographical error contained therein and further desire to amend the Indemnification Limitation Agreement to add a new Section 7.16, as set forth herein;

         H. WHEREAS, the Parties also desire to amend the Indemnification Limitation Agreement to add a basket for Year 2000 indemnification claims, as provided by a new Section 1.3 to the Indemnification Limitation Agreement, as set forth herein;

         I. WHEREAS, Exhibit "D" to the Indemnification Limitation Agreement is superceded and replaced in its entirety with Exhibit "D" attached to this First Amendment; and

         J. WHEREAS, after the effective date of this First Amendment, the Parties anticipate entering into an Amended and Restated Indemnification
Limitation Agreement, which shall reflect the terms of the Indemnification Limitation Agreement, as amended by this First Amendment.

         NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendments of Section 1.1. The Parties hereby agree to amend Section 1.1 of the Indemnification Limitation Agreement as follows:

         1.1 Change in Basket Amount to $250,000. The reference to "$100,000" in
Section 1.1(a) shall be replaced with "$250,000."

         1.2 Addition of New Clause (iv). The first sentence of Section 1.1 is amended to delete the word "or" that appears immediately prior to the "(iii)" and to add a new clause (iv) reading in its entirety as set forth below, which new clause (iv) will be inserted following the words "or Nu Skin Guatemala S.A. (Nu Skin Guatemala, Inc.)," but before the words "no claim for indemnification":

                  "or (iv) any adjustment to the consideration under the Merger Agreement, the Agreement and Plan of Merger dated as of May 3, 1999, between and among Nu Skin Enterprises, NSC Sub, Inc., NSG Sub, Inc., NSM Sub, Inc., NFB Sub, Inc., Nu Skin Canada, Inc., Nu Skin Guatemala, Inc., Nu Skin Mexico, Inc., Nu Family Benefits Insurance Brokerage, Inc., and certain individual stockholders (the "Affiliate Merger Agreement"), or the Asset Purchase Agreement dated effective as of March 8, 1999, by and among Nu Skin Enterprises, Nu Skin United States, Inc., and Nu Skin USA, Inc.,"

         1.3 Addition of New Clause (c). Line 24 of Section 1.1 is amended to delete the word "and" that immediately precedes clause (b), and to add a new clause (c) reading in its entirety as set forth below, which new clause (c) will be inserted immediately following the words "said $17,500,000 cap" but before "; provided further, however,":

                  ", and (c) any claims related to the Stockholders' title to and right to transfer their respective shares of capital stock (as set forth in clause (i) above) or any claims for indemnification based on fraud (as set forth in clause (ii) above) are excluded from said $17,500,000 cap;"

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         1.4  Amendment of Line 31. Line 31 of Section 1.1 is amended to add the words "or big Planet, Inc.'s" after the words "all of Nu Skin USA's" but before the words "Corporate Tax Liability", such that line 31 of Section 1.1 reads as follows:

                  "all of Nu Skin  USA's or Big  Planet,  Inc.'s  Corporate  Tax
                  Liability  and  liability   related  to  the  Capone   Lawsuit
                  proportionately based . . .."

         1.5  Addition of New  Sentence.  A new  sentence is added at the end of
Section 1.1 reading in its entirety as follows:

                  "Neither any downward adjustments to the Merger Consideration provided for by Section 3.8 of the Merger Agreement or Section 2.5 of the Affiliate Merger Agreement, nor any downward adjustment to the consideration pursuant to the Asset Purchase Agreement, shall be subject to the basket or cap set forth hereinabove."

                  Except as so amended, Section 1.1 of the Indemnification Limitation Agreement shall remain in full force and effect as originally executed and shall not otherwise be deemed to be amended, altered, or modified by this First Amendment.

2. Amendment of Section 1.2. The Parties hereby agree to amend Section 1.2 of the Indemnification Limitation Agreement in its entirety to read as follows:

         "1.2 Limits on Indemnification Claims Brought Against the Managers Under the Merger
Agreement.

                  1.2.1 Relevant Merger Agreement Provisions. As set forth in the Merger Agreement, (a) the vesting of all shares of Big Planet Common underlying the restricted stock award held by King will be accelerated and deemed exercised, and King will be paid the redemption price calculated in accordance with Section 2.2.1 of the Merger Agreement, (b) the vesting of all shares of Big Planet Common underlying the restricted stock award held by Doman will be accelerated and deemed exercised, and Doman will be paid the redemption price calculated in accordance with Section 2.3.2 of the Merger Agreement, and
(c) the vesting of all of the options held by Ricks to acquire shares of Big Planet Common will be accelerated and deemed exercised, and Ricks will be paid the redemption price calculated in accordance with Section 2.3 of the Merger Agreement. As set forth in the Merger Agreement and in Section 1.2.2 below (subject to the maximum indemnification obligations of the Managers set forth in
Section 1.2.2 below), each of the Managers is jointly and severally liable on a pro rata basis with Nu Skin USA to Big Planet Holdings and Nu Skin Enterprises and has agreed to indemnify Big Planet Holdings and Nu Skin Enterprises for any such indemnification claims for which they may become liable under the Merger Agreement. The Parties hereby understand, agree, and acknowledge that the exclusive remedy of Big Planet Holdings and Nu Skin Enterprises to satisfy any indemnification obligation of any Manager under the Merger Agreement shall be by Big Planet Holdings and Nu Skin Enterprises offsetting, in their sole discretion, against any shares of Nu Skin Enterprises capital stock owned by him and/or any cash incentives and/or equity incentives awarded or owing to such Manager from time to time (determined in accordance with Exhibit "G" attached to the Merger Agreement), up to the maximum indemnification obligation of each Manager set forth in Section 1.2.2 below.

                  1.2.2  Managers'  Indemnification   Obligations.   Except  for
indemnification claims brought by Big Planet Holdings or Nu Skin Enterprises relating to or based on (i) common law fraud or (ii) the Managers' title to and right to transfer their respective shares of capital stock or options of Big Planet, Inc.

pursuant to the Merger Agreement, no claim for indemnification may be made against any Manager under the Merger Agreement by Big Planet Holdings or Nu Skin Enterprises with respect to an individual claim of liability or damage, unless, and then only to the extent that, the aggregate of all amounts claimed under the Merger Agreement exceeds $250,000 (the "Big Planet Indemnification Amount"); provided, however, that in the event the Big Planet Indemnification Amount exceeds $250,000, such excess amount shall be divided into two (2) amounts, one equal to eighty-six percent (86%) of such excess (the "Nu Skin USA Excess Amount") and the other equal to fourteen percent (14%) of such excess (the "Managers' Excess Amount"), and Nu Skin USA shall be responsible for the Nu Skin USA Excess Amount and the Managers, as a group, shall be responsible for the Managers' Excess Amount, and with respect to the Managers' Excess Amount, each of the Managers shall share in the Manager's Excess Amount pro rata in accordance with their respective Manager Allocation Percentage (set forth on Exhibit "D" attached hereto) up to the following maximum Manager indemnification obligations: (a) King--$407,802, (b) Doman--$152,955, and (c) Ricks--$951,537;
provided further, however, that when the Managers have each provided indemnification in an amount equal to such respective Manager's maximum pro rata indemnification obligation (as set forth above), none of the Managers shall have any additional indemnification obligation, and any obligation to provide additional indemnification shall become the sole obligation and responsibility of Nu Skin USA; provided further, however, that any downward adjustment to the Merger Consideration provided for by Section 3.8 of the Merger Agreement or
Section 2.5 of the Affiliate Merger Agreement shall not be subject to the basket or cap set forth hereinabove nor shall any indemnification claims relating to or based on the matters set forth in clauses (i) and (ii) of this Section 1.2.2 above. Each Manager's pro rata indemnification obligation will be satisfied exclusively from shares of Nu Skin Enterprises capital stock owned by him and/or any cash incentives and/or equity incentives awarded or owing to such Manager from time to time (determined in accordance with Exhibit "G" attached to the Merger Agreement).

                           1.2.2.1 If the Big Planet Indemnification Amount exceeds $250,000 and Nu Skin Enterprises desires to offset all or any portion of a Manager's pro rata indemnification obligation (determined as provided above) against cash incentives earned by or payable from time to time to the Manager pursuant to Exhibit "G" attached to the Merger Agreement, each Manager's pro rata share of such Manager's Excess Amount shall be determined by multiplying such Manager's Allocation Percentage by the Manager's Excess Amount.

                           1.2.2.2 If the Big Planet Indemnification Amount exceeds $250,000 and Nu Skin Enterprises desires to offset all or any portion of a Manager's pro rata indemnification obligation (determined as provided above) against shares of Nu Skin Enterprises capital stock or equity incentives, then the number of shares to be forfeited pursuant hereto shall be determined as follows: the portion of each such Manager's pro rata indemnification obligation to be funded in shares of or equity incentives for shares of Nu Skin Enterprises capital stock shall be divided by the lower of: (x) $22.79688 or (y) the average of (i) $22.79688 and (ii) the average closing price of the Nu Skin Enterprises Class A Common as reported on the New York Stock Exchange for the twenty (20) trading day period ending on the trading day immediately prior to the Closing Date (as that term is defined in the Merger Agreement). The result of such calculation is the number of shares of or equity incentives for shares of Nu Skin Enterprises Class A Common that each such Manager shall forfeit in order to settle his pro rata share of the Manager's Excess Amount.

The Parties hereby specifically acknowledge, understand, and agree that Nu Skin USA will be obligated for all indemnification obligations once each of the Managers has provided indemnification in an amount equal to such Manager's maximum pro rata indemnification obligation (as set forth above) and that any such remaining portion of the Big Planet Indemnification Amount shall be allocated to and paid by Nu Skin

USA pursuant to and in accordance with Section 1.1 above. The indemnification obligations of the Managers to Big Planet Holdings and Nu Skin Enterprises under the Merger Agreement and this Section 1.2.2 shall be effective only until each Manager has provided indemnification in the maximum amounts set forth above in this Section 1.2.2 (regardless of whether such indemnification is provided in the form of the forfeiture of cash incentives, shares of Nu Skin Enterprises
Class A Common, equity incentives for shares of Nu Skin Enterprises Class A Common, or a combination thereof). To the extent that indemnification obligations in favor of Big Planet Holdings or Nu Skin Enterprises under the Merger Agreement may be unenforceable, Nu Skin USA and each of the Managers (on a pro rata basis with respect to the Managers, as set forth above) shall contribute the maximum amount of indemnification (regardless of whether such indemnification is provided in the form of the forfeiture of cash incentives, shares of Nu Skin Enterprises Class A Common, equity incentives for shares of Nu Skin Enterprises Class A Common, or a combination thereof), determined as set forth above, as they are permitted to contribute under applicable law and in accordance with this Section 1.2.2 to the payment and satisfaction of all indemnification claims brought under and pursuant to the Merger Agreement by Big Planet Holdings or Nu Skin Enterprises. Amounts owing to Big Planet Holdings or Nu Skin Enterprises under the Merger Agreement shall not be reduced or offset by the value of any tax benefits accruing to Big Planet Holdings or Nu Skin Enterprises as a result of any claim for indemnification or by the amount of any insurance proceeds received by Big Planet Holdings or Nu Skin Enterprises in connection with any claim for indemnification."

3. Addition of New Section 1.3. The Parties hereby agree to amend the Indemnification Limitation Agreement to add a new Section 1.3, which reads in its entirety as follows:

         "1.3 Year 2000 Indemnification Claims; Year 2000 Basket. Year 2000 indemnification claims shall not be subject to the $250,000 baskets provided for in Sections 1.1 and 1.2.2 above, but rather shall be subject to the Year 2000 Basket (as that term is defined in the Merger Agreement); provided, however, that Year 2000 indemnification claims shall nevertheless be subject to the $17,500,000 cap set forth in Section 1.1 above. If the aggregate Year 2000 indemnification claims exceed the Year 2000 Basket, such excess shall be divided into two (2) amounts, as set forth in Section 1.2.2 above, one equal to eighty-six percent (86%) of such excess (which amount shall be deemed to be the Nu Skin USA Excess Amount, as that term is defined in Section 1.2.2 above) and the other equal to fourteen percent (14%) of such excess (which amount shall be deemed to be the Managers' Excess Amount, as that term is defined in Section
1.2.2 above), and Nu Skin USA and each of the Managers shall share in such excess amount as provided in and in accordance with the provisions of Section
1.2.2 above."

4.3. Addition of New Section 1.4. The Parties hereby agree to amend the Indemnification Limitation Agreement to add a new Section 1.4, which reads in its entirety as follows:

         "1.4 Netscape Litigation Claims; Netscape Litigation Basket. The Parties understand and acknowledge that a lawsuit has been filed against Big Planet, Inc. captioned Netscape Communications Corporation v. Big Planet, Inc., et al. and pending in the United States District Court, Northern District of California (San Jose Division), Case No. C-99-20144 (JW) (PVT)(ARB) (the "Netscape Litigation"). No claim for indemnification may be made against Big Planet, Inc. by Nu Skin Enterprises or Big Planet Holdings in connection with any judgment or any costs or expenses, including attorneys' fees (both before, during, and after trial) incurred by Nu Skin Enterprises or Big Planet Holdings in connection with the Netscape Litigation ("Netscape Litigation Claims") unless, and then only to the extent that, the aggregate of all such Netscape Litigation Claims exceeds $200,000 (the "Netscape Litigation Basket"). Netscape Litigation Claims shall not be subject to the $250,000 baskets provided for in Sections 1.1 and 1.2.2 above, but rather shall be subject to the Netscape Litigation Basket; provided, however, that Netscape

Litigation Claims shall nevertheless be subject to the $17,500,000 cap set forth in Section 1.1 above. If the aggregate Netscape Litigation Claims exceed the Netscape Litigation Basket, such excess shall be divided into two (2) amounts, as set forth in Section 1.2.2 above, one equal to eighty-six percent (86%) of such excess (which amount shall be deemed to be the Nu Skin USA Excess Amount, as that term is defined in Section 1.2.2 above) and the other equal to fourteen percent (14%) of such excess (which amount shall be deemed to be the Managers' Excess Amount, as that term is defined in Section 1.2.2 above), and Nu Skin USA and each of the Managers shall share in such excess amount as provided in and in accordance with the provisions of Section 1.2.2 above."

5. Addition of New Section 7.16. The Parties hereby agree to amend the Indemnification Limitation Agreement to add a new Section 7.16, which reads in its entirety as follows:

         "7.16 No Impact on Signing Shareholders Indemnification Obligation. The parties understand and acknowledge that a Stock Acquisition Agreement dated as of February 27, 1998 (the "Stock Acquisition Agreement") was entered into by and among Nu Skin Asia Pacific, Inc., a Delaware corporation, and the persons listed on the signature page thereto (collectively, the "Signing Shareholders"), which Stock Acquisition Agreement, among other things, provides that the Signing Shareholders will indemnify Nu Skin Asia Pacific, Inc. and certain other persons and entities identified therein (the "Signing Shareholders Indemnification Obligation"). Notwithstanding the provisions of this Agreement, neither the Signing Shareholders Indemnification Obligation, nor any of the Signing Shareholders' obligations or responsibilities to provide indemnification for any Loss (as that term is defined in the Stock Acquisition Agreement) under the Stock Acquisition Agreement is intended to be amended, modified, altered, restricted, capped, limited, or abrogated in any way by this Agreement or any provision or term hereof."

6. No Other Amendments. Except as specifically provided in this First Amendment, the Indemnification Limitation Agreement shall remain in full force and effect as originally executed and shall not otherwise be deemed to be amended, altered, or modified.

7. Miscellaneous. The above Recitals and all Exhibits attached hereto are deemed to be incorporated herein by reference and made a part hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties have caused this First Amendment to Indemnification Limitation Agreement to be duly executed as of the day and year first above written.

NU SKIN ENTERPRISES, INC.

By:      /s/ Truman Hunt                     /s/ Craig S. Tillotson*
Title:   Vice President                      Craig S. Tillotson
                                             1565 East 3300 South
NU SKIN INTERNATIONAL, INC.                  Salt Lake City, Utah 84106


By:      /s/ Truman Hunt                     /s/ R. Craig Tillotson*
Title:   Vice President                      R. Craig Bryson
                                             3800 Sherwood Drive
NU SKIN USA, INC.                            Provo, Utah 84606


By:      Steven J. Lund                      /s/ Steven J. Lund*
Title:                                       Steven J. Lund
                                             3201 Piute Drive
STOCKHOLDERS:                                Provo, Utah 84604


/s/ Blake M.  Roney*                         /s/ Kirk V. Roney
Blake M. Roney                               Kirk V. Roney
3187 Foothill Drive                          250 Pine Edge
Provo, Utah 84604                            Wilson, Wyoming 83014


/s/ Nedra Dee Roney*                         /s/ Brooke B. Roney*
c/o Tom D. Branch, Esq.                      Brooke B. Roney
11227 South Business Park Drive, #200        3025 North Foothill Drive
Draper, Utah 80420                           Provo, Utah 84604


/s/ Sandra N. Tillotson*                     /s/ Keith R. Halls*
Sandra N. Tillotson                          Keith R. Halls
3500 East Deerhollow Drive                   75 West Center Street
Sandy, Utah 84092                            Provo, Utah 84601


/s/ Anna Lisa Massaro Halls                  /s/ Rick A. Roney*
Anna Lisa Massaro Halls                      c/o William L. Fillmore, Esq.
1165 East 1145 North                         3549 North University Avenue, #250
Orem, Utah 84097                             Provo, Utah 84604


By:      /s/ Steven J. Lund
         Steven J. Lund
         Attorney-in-Fact